THE MONEY STORE INC.

               $114,676,000.00 Class A-1 6.420% Asset Backed Notes
               $ 64,708,000.00 Class A-2 6.480% Asset Backed Notes $ 49,602,000.00 Class A-3 6.680% Asset Backed Notes $ 29,710,000.00 Class M-1 7.085% Asset Backed Notes $ 17,391,000.00 Class M-2 7.535% Asset Backed Notes $ 23,913,000.00 Class B 7.525% Asset Backed Notes

                    THE MONEY STORE RESIDENTIAL TRUST 1997-I

                                PRICING AGREEMENT

                                                            September 25, 1997

Lehman Brothers Inc.
 as representative ("Representative") of the several Underwriters
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          Reference is made to the Underwriting Agreement, dated September 25, 1997 (the "Underwriting Agreement"), relating to: $114,676,000.00 aggregate principal amount of Class A- 1 6.420% Asset Backed Notes (the "Class A-1 Notes"), $64,708,000.00 aggregate principal amount of Class A-2 6.480% Asset Backed Notes (the "Class A-2 Notes"), $49,602,000.00 aggregate principal amount of Class A-3 6.680% Asset Backed Notes (the "Class A-3 Notes"), $29,710,000.00 aggregate principal amount of Class M-1 7.085% Asset Backed Notes (the "Class M-1 Notes"), $17,391,000.00 aggregate principal amount of Class M-2 7.535% Asset Backed Notes (the "Class M-2 Notes") $23,913,00.00 aggregate principal amount of Class B 7.525% Asset Backed Notes (the "Class B Notes"), and all issued by the Money Store Resident's Trust 1997-I (the "Trust").

         Pursuant to Section 2 of the Underwriting Agreement, The Money Store Inc. (the "Company") on behalf of itself and each of the Originators on Annex A hereto agree with the Representative on behalf of the Underwriters identified in Annex A of the Underwriting Agreement as follows:


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1)  The  Class  A-1  Notes  Remittance   Rate   shall be 6.420% per annum.
2)  The  Class  A-2  Notes  Remittance   Rate   shall be 6.480% per annum.
3)  The  Class  A-3  Notes  Remittance   Rate   shall be 6.680% per annum.
4)  The  Class  M-1  Notes  Remittance   Rate   shall be 7.085% per annum.
5)  The  Class  M-2  Notes  Remittance   Rate   shall be 7.535% per annum.
6)  The  Class  B    Notes  Remittance   Rate   shall be 7.525% per annum.
7) The purchase price for the Notes shall be 99.744624% of the aggregate initial principal amount of the Notes, plus accrued interest on the aggregate initial principal amount at the weighted average Remittance Rate of the Notes, from September 1, 1997 through but not including the Closing Date.

8) The Notes shall be offered, from time to time, in negotiated transactions or otherwise, at prices determined at the time of sale.

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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms.

                                          Very truly yours,

                                          THE MONEY STORE INC.

                                          By: /S/ Michael Benoff
                                              -------------------------
                                              Name:   Michael Benoff
                                              Title:  Executive Vice President

                                         TMS Mortgage Inc.
                                         The Money Store/D.C. Inc.
                                         The Money Store/Minnesota Inc.
                                         The Money Store Home Equity Corp.
                                         The Money Store/Kentucky Inc.

                                          By: /S/ Michael Benoff
                                              -------------------------
                                              Name:   Michael Benoff
                                              Title:  Senior Vice President

                                         THE MONEY STORE
                                         RESIDENTIAL TRUST 1997-I

                                       By: First Union Trust Company,
                                           National Association, not in its
                                           individual capacity
                                           but solely as Owner Trustee

                                          By: /S/ Pablo De La Canal
                                              -------------------------
                                              Name:   Pablo De La Canal
                                              Title:  Vice President

CONFIRMED AND ACCEPTED, as of
the date first above written:

LEHMAN BROTHERS INC.

By: /S/ Matthew Lewis
    -------------------
    Name:   Matthew Lewis
    Title:  Vice President

Acting on behalf of itself and as the
representative of the Underwriters.

                                                                   ANNEX A

                                 THE ORIGINATORS

                                TMS Mortgage Inc.

                            The Money Store/D.C. Inc.

                         The Money Store/Minnesota Inc.

                        The Money Store Home Equity Corp.

                          The Money Store/Kentucky Inc.